UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Freeport-McMoRan Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue
Phoenix	AZ	85004
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FCX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At Freeport-McMoRan Inc.’s (FCX) 2025 annual meeting of stockholders held on June 11, 2025 (the 2025 Annual Meeting), FCX’s stockholders approved the 2025 Stock Incentive Plan (the Plan). The Plan was previously approved by FCX’s Board of Directors (the Board) subject to stockholder approval at the 2025 Annual Meeting. The Plan became effective on the date of stockholder approval, replacing FCX’s 2016 Stock Incentive Plan (the 2016 Plan) that was scheduled to expire in June 2026.

The Plan authorizes the issuance of up to 43,820,000 shares of FCX’s common stock, subject to certain adjustments and less awards granted after April 1, 2025 under the 2016 Plan and prior to the effective date of the Plan. The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, cash-based performance awards and, for employees only, incentive stock options under Section 422 of the Internal Revenue Code.

The compensation committee of the Board is responsible for administering the Plan and has the authority to make awards and set the terms of the awards under the Plan. The Board may amend or discontinue the Plan at any time; however, certain amendments require stockholder approval. In addition, no amendment or discontinuance shall materially impair an award previously granted without the consent of the recipient. Unless discontinued sooner, no awards may be granted under the Plan after June 11, 2035.

For additional information regarding the Plan, see “Proposal No. 3: Approval of the 2025 Stock Incentive Plan” in FCX’s proxy statement filed with the Securities and Exchange Commission on April 25, 2025. The foregoing description of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

FCX held its 2025 Annual Meeting on June 11, 2025. At the 2025 Annual Meeting, FCX’s stockholders (1) elected each of the twelve director nominees listed below to serve as a director of FCX for a term that will continue until the next annual meeting of stockholders and until his or her successor is elected and duly qualified; (2) approved, on an advisory basis, the compensation of FCX’s named executive officers; (3) approved the 2025 Stock Incentive Plan; and (4) ratified the appointment of Ernst & Young LLP as FCX’s independent registered public accounting firm for 2025.

Of the 1,436,200,253 shares of FCX’s common stock outstanding as of the record date on April 14, 2025, 1,221,626,740 shares were represented in person or by proxy at the 2025 Annual Meeting. The inspector of election reported the final vote of stockholders as follows:

Proposal No. 1: Election of twelve directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David P. Abney	1,106,781,272	11,187,204	978,553	102,679,710
Richard C. Adkerson	1,085,868,034	32,204,343	874,652	102,679,710
Marcela E. Donadio	1,109,252,945	8,186,373	1,507,711	102,679,710
Robert W. Dudley	1,107,430,722	10,548,525	967,783	102,679,710
Hugh Grant	1,107,584,307	10,379,581	983,141	102,679,710
Lydia H. Kennard	1,092,816,676	25,217,268	913,086	102,679,710
Ryan M. Lance	1,108,340,803	9,621,414	984,812	102,679,710
Sara Grootwassink Lewis	1,111,192,687	6,825,550	928,792	102,679,710
Dustan E. McCoy	1,009,381,063	45,832,927	63,733,039	102,679,710
Kathleen L. Quirk	1,107,632,285	10,399,416	915,327	102,679,710
John J. Stephens	1,107,532,028	9,483,576	1,931,425	102,679,710
Frances Fragos Townsend	1,103,614,988	13,555,007	1,777,034	102,679,710

Proposal No. 2: Approval, on an advisory basis, of the compensation of FCX's named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,067,162,480	49,282,128	2,502,421	102,679,710

Proposal No. 3: Approval of the 2025 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,082,475,594	34,760,840	1,710,595	102,679,710

Proposal No. 4: Ratification of the appointment of Ernst & Young LLP as FCX’s independent registered public accounting firm for 2025.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,157,377,564	55,381,636	8,867,539	N/A

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1	FCX 2025 Stock Incentive Plan.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Ellie L. Mikes
----------------------------------------
Ellie L. Mikes
Vice President and Chief Accounting Officer
(authorized signatory)

Date: June 12, 2025